UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2018

SUMMIT MATERIALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36873	47-1984212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Wynkoop Street, 3rd Floor Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 893-0012

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on August 9, 2018, Neil P. Simpkins informed Summit Materials, Inc. (the “Company”) that he intended to resign from the Board of Directors of the Company (the “Board”), effective as of December 29, 2018.  Accordingly, on December 29, 2018, Mr. Simpkins resigned from the Board and as a member of both the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”).  Mr. Simpkins’s decision to resign from the Board did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

Effective upon Mr. Simpkins’s departure: the size of the Board was reduced from ten to nine members; Steven H. Wunning assumed the role of Chair of the Compensation Committee, replacing Mr. Simpkins; and Ted A. Gardner was relieved of his role as a member of the Audit Committee of the Board and appointed as Chair of the Nominating Committee, replacing Howard L. Lance. Mr. Lance will continue to serve as Chairman of the Board and as a member of both the Compensation Committee and the Nominating Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.

Date: December 31, 2018	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Executive Vice President, Chief Legal Officer and Secretary

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